Exhibit 99.1

For More Information

Investor Contacts:

Suzanne Craig

The Blueshirt Group for SMART Modular Technologies

415-217-7722

Suzanne@blueshirtgroup.com

Barry Zwarenstein

CFO, Senior Vice President

SMART Modular Technologies

510-624-8134

Barry.Zwarenstein@smartm.com

SMART Modular Technologies Reports Fourth Quarter and Fiscal Year 2009 Results

NEWARK, CA – October 1, 2009 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, solid state drives, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the fourth quarter and fiscal year 2009 ended August 28, 2009.

Fourth Quarter Fiscal 2009 Highlights:

•	Net sales of $99.8 million

•	Gross profit of $21.3 million

•	GAAP EPS of $0.00 with a net loss of $0.3 million

•	Non-GAAP diluted EPS of $0.05

Fiscal 2009 Highlights:

•	Net sales of $441.3 million

•	Gross profit of $89.8 million

•	GAAP EPS of ($0.18)

•	Non-GAAP diluted EPS of $0.17

•	Operating cash flow of $52.5 million

•	Cash and cash equivalents of $147.7 million

Net sales for the fourth quarter of fiscal 2009 were $99.8 million, compared to $91.6 million for the third quarter of fiscal 2009, and $160.7 million for the fourth quarter of fiscal 2008. Net sales for the fiscal year 2009 were $441.3 million, compared to $670.2 million for fiscal year 2008.

Gross profit for the fourth quarter of fiscal 2009 was $21.3 million, compared to $18.6 million in the third quarter of fiscal 2009, and $24.9 million in the fourth quarter of fiscal 2008. Gross profit for fiscal year 2009 was $89.8 million, compared to $119.7 million in fiscal 2008.

GAAP net loss for the fourth quarter of fiscal 2009 was $0.3 million, or $0.00 per share, compared to $2.4 million, or ($0.04) per share in the third quarter of fiscal 2009, and $3.5 million, or ($0.06) per share in the fourth quarter of fiscal 2008. For fiscal year 2009, SMART reported GAAP net loss of $11.4 million, or ($0.18) per share, compared to net income of $9.0 million, or $0.14 per diluted share in fiscal 2008.

Non-GAAP net income was $3.1 million or $0.05 per diluted share for the fourth quarter of fiscal 2009, compared to $0.9 million, or $0.01 per diluted share in the third quarter of fiscal 2009, and $3.4 million, or $0.05 per diluted share in the fourth quarter of fiscal 2008. For fiscal year 2009, SMART reported non-GAAP net income of $11.0 million, or $0.17 per diluted share, compared to $35.2 million, or $0.55 per diluted share in fiscal 2008. Non-GAAP net income excludes certain charges related to goodwill impairment, restructuring, and other infrequent or unusual items, as well as stock-based compensation.

Adjusted EBITDA for the fourth quarter of fiscal 2009 was $9.9 million, compared to $5.2 million for the third quarter of fiscal 2009, and $10.5 million for the fourth quarter of fiscal 2008. For fiscal year 2009, Adjusted EBITDA was $35.6 million, compared to $62.2 million in fiscal 2008.

Please refer to the Non-GAAP Information section and the “Reconciliation of Non-GAAP Financial Measures” table below for further detail on non-GAAP net income and Adjusted EBITDA.

Operating cash flow for the fourth quarter of fiscal 2009 was $7.9 million. For fiscal year 2009, operating cash flow was $52.5 million. Cash and cash equivalents at the end of fiscal year 2009 was $147.7 million and long-term debt, due in 2012, remained at $81.3 million.

“Our fourth fiscal quarter results were stronger than expected due to supply shortages for DDR2 and DDR3, and a better pricing environment for DRAM,” commented Iain MacKenzie, President and CEO of SMART. “In addition, our financial results improved, due to the overall economy, the healthier DRAM environment and our disciplined approach to managing our business. While our full year results reflect the challenges of the global economic downturn, we are proud to have maintained our track record of non-GAAP profitability, achieving EPS of $0.17 per diluted share for the year.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.

“While we have seen some strength in the DRAM environment, we are cautious about how sustainable these market conditions are and we are managing our business accordingly,” continued Mr. MacKenzie.

For the first quarter of fiscal 2010, SMART estimates net sales will be in the range of $98 million to $105 million, gross profit in the range of $20 million to $22 million, and net income per share will be in the range of ($0.01) to $0.01 on a GAAP basis. On a non-GAAP basis, the Company expects net income per diluted share will be in the range of $0.02 to $0.04. The guidance for the first quarter includes an income tax provision estimated in the range of $2.3 million to $2.6 million. Please refer to the Non-GAAP Information and the “Reconciliation of Guidance for Non-GAAP Financial Measures” table below for further detail.

Conference Call Details

SMART’s fourth quarter and fiscal 2009 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Thursday, October 1, 2009. The call may be accessed US toll free by calling (877) 941-4774 or US toll by calling (480) 629-9760. Please join the conference call at least ten minutes early in order to register. The access code is 4160955. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, October 15, 2009, by dialing (303) 590-3030 and entering passcode 4160955#.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company’s financial performance, benefits associated with operational efficiencies, the DRAM market, new product introductions, and customer demand for its products.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the post-closing integration of the businesses and product lines of SMART and Adtron, production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs and availability, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, fluctuations in the quarterly effective tax rate, possible increases in previously estimated restructuring charges, lower than anticipated cash savings from restructuring, higher anticipated costs from increasing capacity, changes in foreign currency exchange rates and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s Form 10-K for the fiscal year ended August 29, 2008, its Form 10-Q for the quarter ended November 28, 2008, its Form 10-Q for the quarter ended February 27, 2009, its Form 10-Q for the quarter ended May 29, 2009, and its Proxy filed on August 6, 2009. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define Adjusted EBITDA as GAAP net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, goodwill impairment charges, restructuring charges, and stock-based compensation expense. Adjusted EBITDA is not a measure of financial performance calculated in accordance with U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of U.S. GAAP. Adjusted EBITDA also does not purport to represent cash flow provided by, or used in, operating activities in accordance with U.S. GAAP and should not be used as a measure of liquidity. Non-GAAP financial results do not include stock-based compensation expense, restructuring charges, impairment charges and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. In addition, these measures may not be used similarly by other companies and therefore may not be comparable between companies. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. SMART also offers high performance, high capacity solid state drives for enterprise, defense/aerospace, industrial automation, medical, and transportation markets. SMART’s Display Products Group designs, manufactures, and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

(TABLES TO FOLLOW)

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data; unaudited)

	Three Months Ended			Twelve Months Ended
	August 28, 2009	May 29, 2009	August 29, 2008	August 28, 2009	August 29, 2008
Net income (loss)	$(289)	$(2,386)	$(3,528)	$(11,403)	$8,974
Add:
Goodwill impairment, no tax effect	—	—	3,187	10,416	3,187
Restructuring charges, net of tax	—	945	1,795	2,756	1,795
Stock-based compensation expense charged to operating expense, net of tax	3,384	1,478	1,899	8,424	7,225
Deferred tax assets valuation allowance increase	—	—	—	—	9,630
One-time charge to IPR&D related to Adtron acquisition	—	—	—	—	4,400
Relocation of corporate headquarter charges, net of tax	—	820	—	820	—

Non-GAAP net income	$3,095	$857	$3,353	$11,013	$35,211

Non-GAAP net income per diluted share	$0.05	$0.01	$0.05	$0.17	$0.55

Shares used in computing net income per diluted share:	63,626	63,489	63,403	63,443	63,555

Net income (loss)	$(289)	$(2,386)	$(3,528)	$(11,403)	$8,974
Interest expense, net	1,530	1,629	1,536	6,609	5,355
Income taxes	1,763	368	1,810	5,571	18,421
Depreciation and amortization	3,491	3,142	3,646	13,077	12,700

EBITDA	6,495	2,753	3,464	13,854	45,450
Adjustments:
Goodwill impairment	—	—	3,187	10,416	3,187
Restructuring charges	—	989	1,938	2,810	1,938

Stock-based compensation expense charges to operating expense	3,398	1,490	1,911	8,475	7,271
One-time charge to IPR&D related to Adtron acquisition	—	—	—	—	4,400

Adjusted EBITDA	$9,893	$5,232	$10,500	$35,555	$62,246

RECONCILIATION OF Q1-10 GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

(In millions, except per share data; unaudited)

	Three Months Ending November 27, 2009
	Non-GAAP Range of Estimates				GAAP Range of Estimates
	From	To	Adjustments		From	To
Net income (loss)	$1.0	$2.3	$1.7	(a)	$(0.7)	$0.6

Net income (loss) per share	$0.02	$0.04			$(0.01)	$0.01

Shares used in computing net income (loss) per share	64.0	64.0			62.0	64.0

(a)	Reflects estimated adjustment for stock-based compensation expense.

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 28, 2009	August 29, 2008	August 28, 2009	August 29, 2008
	(In thousands, except per share data)
Net sales	$99,808	$160,666	$441,317	$670,151
Cost of sales	78,489	135,729	351,478	550,420

Gross profit	21,319	24,937	89,839	119,731

Research and development	4,755	5,437	19,811	20,164
Selling, general, and administrative	13,671	15,064	55,505	59,849
Restructuring charges	—	1,938	2,810	1,938
Goodwill impairment	—	3,187	10,416	3,187
In process research and development charge	—	—	—	4,400

Total operating expenses	18,426	25,626	88,542	89,538

Income (loss) from operations	2,893	(689)	1,297	30,193
Interest expense, net	(1,530)	(1,536)	(6,609)	(5,355)
Other income, net	111	507	(520)	2,557

Total other expense, net	(1,419)	(1,029)	(7,129)	(2,798)

Income (loss) before provision for income taxes	1,474	(1,718)	(5,832)	27,395
Provision for income taxes	1,763	1,810	5,571	18,421

Net income (loss)	$(289)	$(3,528)	$(11,403)	$8,974

Net income (loss) per share, basic	$(0.00)	$(0.06)	$(0.18)	$0.15

Shares used in computing net income (loss) per ordinary share	61,863	61,348	61,699	60,985

Net income (loss) per share, diluted	$(0.00)	$(0.06)	$(0.18)	$0.14

Shares used in computing net income (loss) per diluted share	61,863	61,348	61,699	63,555

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	August 28, 2009	August 29, 2008
	(In thousands)
ASSETS
Cash and cash equivalents	$147,658	$115,994
Accounts receivable, net of allowances of $1,591 and $1,517 as of August 28, 2009 and August 29, 2008	130,953	193,736
Inventories	63,115	62,430
Prepaid expense and other current assets	12,628	14,973

Total current assets	354,354	387,133
Property and equipment, net	36,263	39,317
Goodwill	1,061	7,210
Other intangible assets, net	7,475	8,545
Other non-current assets	4,585	4,943

Total assets	$403,738	$447,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$68,928	$93,482
Accrued expenses and other current liabilities	16,615	23,942

Total current liabilities	85,543	117,424
Long-term debt	81,250	81,250
Other long-term liabilities	2,120	1,568

Total liabilities	168,913	200,242

Shareholders’ equity:
Ordinary shares	10	10
Additional paid in capital	109,264	100,234
Deferred stock-based compensation	—	(91)
Accumulated other comprehensive income	4,333	14,132
Retained earnings	121,218	132,621

Total shareholders’ equity	234,825	246,906

Total liabilities and shareholders’ equity	$403,738	$447,148

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

SUMMARY CASH FLOW INFORMATION

(Unaudited)

	Three Months Ended
	August 28, 2009	August 29, 2008
	(In thousands)
Net cash provided by (used in) operating activities	$7,924	$578
Net cash used in investing activities	$(2,471)	$(2,362)
Net cash used in financing activities	$231	$6

	Year Ended
	August 28, 2009	August 29, 2008
	(In thousands)
Net cash provided by (used in) operating activities	$52,519	$4,550
Net cash used in investing activities	$(21,074)	$(33,819)
Net cash used in financing activities	$645	$18

END